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EXHIBIT 21.1

SUBSIDIARIES

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NAME OF SUBSIDIARY                                         JURISDICTION
------------------                                         ------------
J.D. Edwards World Solutions Company                       Colorado
J.D. Edwards World Source Company                          Colorado
J.D. Edwards Holdings Inc.                                 Colorado
J.D. Edwards Company Pty. Ltd.                             Australia
J.D. Edwards Australia Pty. Ltd.                           Australia
J.D. Edwards Austria GmbH                                  Austria
J.D. Edwards & Company Foreign Sales, Inc.                 Barbados
J.D. Edwards Belgium N.V./S.A.                             Belgium
J.D. Edwards Brasil Limitada                               Brazil
J.D. Edwards Canada Ltd.                                   Canada
J.D. Edwards France SA                                     France
J.D. Edwards Deutschland GmbH                              Germany
J.D. Edwards (Hong Kong) Limited                           Hong Kong
J.D. Edwards Europe Ltd.                                   Ireland
J.D. Edwards Italia S.p.A.                                 Italy
J.D. Edwards (Japan) K.K.                                  Japan
J.D. Edwards de Mexico y Compania S. en N.C. de C.V.       Mexico
J.D. Edwards New Zealand Ltd.                              New Zealand
J.D. Edwards International B.V.                            Netherlands
J.D. Edwards Netherlands B.V.                              Netherlands
J.D. Edwards (Asia Pacific) Pte. Ltd.                      Singapore
J.D. Edwards S.A. (Proprietary) Limited                    South Africa
J.D. Edwards (Korea), Inc.                                 South Korea
J.D. Edwards Espana S.L.                                   Spain
J.D. Edwards Nordic A.B.                                   Sweden
J.D. Edwards (Schweiz) AG                                  Switzerland
J.D. Edwards (Taiwan) Pte. Ltd.                            Taiwan
J.D. Edwards & Company (U.K.) Ltd.                         United Kingdom
J.D. Edwards Nova Scotia Company                           Nova Scotia
J.D. Edwards Numetrix Company                              Nova Scotia
Numetrix, Inc.                                             Connecticut
Numetrix B.V.                                              Netherlands
Numetrix Asia Pte. Ltd.                                    Singapore
Numetrix GmbH.                                             Switzerland
Numetrix, Ltd.                                             United Kingdom
World Technology Services, Inc.                            Washington
  (J.D. Edwards & Company is a 50% owner)
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